SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Earliest Event Reported: December 29, 2003


                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)


       0-24293                                           43-1309065
(Commission File Number)                   (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri                    63301
(Address of Principal Executive Offices)                 (Zip Code)

                                 (636) 946-6525
              (Registrant's Telephone Number, Including Area Code)

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Item 4.  Changes in Registrant's Certifying Accountant.

(a) As previously reported by LMI Aerospace, Inc. (the "Company") in Forms 8-K filed with the Securities and Exchange Commission on September 26, 2003 and November 18, 2003, Ernst & Young LLP resigned as the Company's independent accountant effective November 14, 2003.

(b) BDO Seidman, LLP accepted engagement to serve as the Company's independent accountants on December 29, 2003, effective as of such date. BDO Seidman, LLP will audit the financial statements of the Company for its fiscal year ending December 31, 2003. The Company's Audit Committee selected, and its Board of Directors ratified the appointment of, BDO Siedman, LLP to serve as the Company's independent accountants.

         During the Company's two most recent years ended December 31, 2002 and 2001, and through December 29, 2003, the Company did not consult with BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement or a reportable event.

Item 5.  Other Events.

         On December 29, 2003, the Company issued a press release announcing the
appointment  of  BDO  Seidman,  LLP  to  serve  as  the  Company's   independent
accountants. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

Exhibit Number              Description

99.1 Text of Press Release dated December 29, 2003 issued by the Company announcing the appointment of BDO Seidman, LLP as the Company's independent accountants.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 29, 2003

                                    LMI AEROSPACE, INC.


                                    By: /s/ Lawrence E. Dickinson
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                                        Lawrence E. Dickinson
                                        Chief Financial Officer and Secretary